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                                                                    EXHIBIT 10.1

                           [FORM OF 2 YEAR AGREEMENT]

                             INVESTORS BANCORP, INC.

                              EMPLOYMENT AGREEMENT
                                       FOR

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         This Agreement is made effective as of the ____ day of _____________,
2005 by and between Investors Bancorp, Inc., a Delaware corporation (the "Company"), with its principal administrative office at 101 JFK Parkway, Short Hills, New Jersey 07078, and _________________ ("Executive").

         WHEREAS, Executive is currently employed as the _____________________ of the Company, which owns 100% of the Common Stock of Investors Savings Bank, a New Jersey chartered stock savings bank (the "Bank"); and

         WHEREAS, in consideration of Executive's outstanding service to the Company, the Company desires to assure the continued services of Executive pursuant to the terms of this Agreement; and

         WHEREAS, the Company also wishes to provide Executive with certain protections and benefits in the event of a Change in Control of the Company or the Bank, as provided in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Company and Executive hereby agree as follows:

1.       POSITION AND RESPONSIBILITIES

         During the period of his employment hereunder, Executive agrees to serve as ___________________________ of the Company. During said period, Executive also agrees to serve, if elected, as an officer and director of any subsidiary or affiliate of the Company. Failure to reelect Executive as _______________________ without the consent of Executive during the term of this Agreement shall constitute a breach of this Agreement.

2.       TERMS AND DUTIES

         (a) The period of Executive's employment under this Agreement shall begin as of the date first above written and shall continue for twenty-four (24) full calendar months thereafter. Commencing on December 31, 2006, and continuing on December 31st of each year thereafter (the "AnniversaryDate"), this Agreement shall renew for an additional year such that the remaining term shall be three (3) years unless written notice of non-renewal ("Non-Renewal Notice") is provided to Executive at least thirty (30) days and not more than sixty (60) days prior to any such Anniversary Date, that this Agreement shall terminate at the end of twenty-four (24) months following such Anniversary Date. Prior to each notice period for non-renewal, the disinterested members of the Board of Directors of the Company ("Board") will conduct a comprehensive performance evaluation and review of Executive for purposes of determining



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whether to extend the Agreement, and the results thereof shall be included in the minutes of the Board's meeting.

         (b) During the period of his employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall faithfully perform his duties hereunder including activities and services related to the organization, operation and management of the Company.

3.       COMPENSATION AND REIMBURSEMENT

         (a) The compensation specified under this Agreement shall constitute the salary and benefits paid for the duties described in Section 2(b). In consideration of the services to be rendered by Executive hereunder, the Company and/or its subsidiaries shall pay Executive as compensation a salary of not less than __________________________ ($_______.00) per year ("Base
Salary"). Such Base Salary shall be payable bi-weekly, or in accordance with the Company's normal payroll practices. During the period of this Agreement, Executive's Base Salary shall be reviewed at least annually; the first such review will be made no later than December 31 of each year during the term of this Agreement and shall be effective from the first day of the next calendar year. Such review shall be conducted by a Committee designated by the Board of Directors of the Company and the Board of Directors of the Bank (collectively the "Boards"), and the Boards may increase, but not decrease, Executive's Base Salary (any increase in Base Salary shall become the "Base Salary" for purposes of this Agreement).

         (b) The Company and/or its subsidiaries will provide Executive with employee benefit plans, arrangements and perquisites substantially equivalent to those in which Executive was participating or otherwise deriving benefit from immediately prior to the beginning of the term of this Agreement, and the Company and/or its subsidiaries will not, without Executive's prior written consent, make any changes in such plans, arrangements or perquisites which would adversely affect Executive's rights or benefits thereunder. Without limiting the generality of the foregoing provisions of this Section 3(b), Executive will be entitled to participate in or receive benefits under any employee benefit plans including but not limited to, retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, health-and-accident plans, medical coverage or any other employee benefit plan or arrangement made available by the Company and/or its subsidiaries in the future to its senior executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Executive will be entitled to incentive compensation and bonuses as provided in any plan of the Company and/or its subsidiaries in which Executive is eligible to participate (and he shall be entitled to a pro rata distribution under any incentive compensation or bonus plan as to any year in which a termination of employment occurs, other than termination for Just Cause). Nothing paid to Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which Executive is entitled under this Agreement.

         (c) In addition to the Base Salary provided for by paragraph (a) of this Section 3, the Company and/or its subsidiaries shall pay or reimburse Executive for all reasonable travel and other reasonable expenses incurred by Executive in performing his obligations under this


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Agreement and may provide such additional compensation in such form and such amounts as the Board may from time to time determine.

4.       OUTSIDE ACTIVITIES

         Executive may serve as a member of the board of directors of business, community and charitable organizations subject to the approval of the Board, provided that in each case such service shall not materially interfere with the performance of his duties under this Agreement or present any conflict of interest. Such service to and participation in outside organizations shall be presumed for these purposes to be for the benefit of the Company, and the Company shall reimburse Executive his reasonable expenses associated therewith.

5.       WORKING FACILITIES AND EXPENSES

         Executive's principal place of employment shall be the Company's principal executive offices. The Company shall provide Executive, at his principal place of employment, with a private office, stenographic services and other support services and facilities suitable to his position with the Company and necessary or appropriate in connection with the performance of his duties under this Agreement. The Company shall reimburse Executive for his ordinary and necessary business expenses incurred in connection with the performance of his duties under this Agreement, including, without limitation, fees for memberships in such clubs and organizations that Executive and the Board mutually agree are necessary and appropriate to further the business of the Company, and travel and reasonable .entertainment expenses. Reimbursement of such expenses shall be made upon presentation to the Company of an itemized account of the expenses in such form as the Company may reasonably require.

6.       PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION

         (a) The provisions of this Section 6 shall apply upon the occurrence of an Event of Termination (as herein defined) during Executive's term of employment under this Agreement. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following:

                  (i) the termination by the Company or the Bank of Executive's full-time employment hereunder for any reason other than (A) Disability or Retirement (as defined in Section 7 below), or (B) termination for Just Cause as defined in Section 8 hereof; or

                  (ii) Executive's resignation from the Bank's employ, upon any

                           (A) failure to elect or reelect or to appoint or reappoint Executive as
                                    _________________________, material change
                                    in Executive's function, duties, or
                                    responsibilities, which change would cause
                                    Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in Section 1, above,


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                           (B)      liquidation or dissolution of the Company or
                                    the Bank other than liquidations or
                                    dissolutions that are caused by
                                    reorganizations that do not affect the
                                    status of Executive, or

                           (C) material breach of this Agreement by the Company.

Upon the occurrence of any event described in clauses (ii) (A), (B), (C) or (D), above, Executive shall have the right to elect to terminate his employment under this Agreement by resignation upon sixty (60) days prior written notice given within a reasonable period of time not to exceed four calendar months after the initial event giving rise to said right to elect. Notwithstanding the preceding sentence, in the event of a continuing breach of this Agreement by the Company, Executive, after giving due notice within the prescribed time frame of an initial event specified above, shall not waive any of his rights solely under this Agreement and this Section by virtue of the fact that Executive has submitted his resignation but has remained in the employment of the Company and is engaged in good faith discussions to resolve any occurrence of an event described in clauses (A), (B), (C) or (D) above.

                  (iii) Executive's involuntary termination by the Company or voluntary resignation from the Company's employ on the effective date of, or at any time following, a Change in Control during the term of this Agreement. For these purposes, a Change in Control of the Company or the Bank shall mean a change in control of a nature that: (i) would be required to be reported in response to Item 5.01 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Bank Holding Company Act, as amended, and applicable rules and regulations promulgated thereunder (collectively, the "BHCA") as in effect at the time of the Change in Control; or
                           (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of Company's outstanding securities, except for any securities purchased by the Bank's employee stock ownership plan or trust; or
                           (b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction in which the Bank or Company is not the surviving institution occurs or is


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                           implemented; or (d) a proxy statement soliciting
                           proxies from stockholders of the Company is distributed, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan are exchanged for or converted into cash or property or securities not issued by the Company; or (e) a tender offer is made for 25% or more of the voting securities of the Company and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror. Notwithstanding anything in this subsection to the contrary, a Change in Control shall not be deemed to have occurred upon the conversion of the Company's mutual holding company parent to stock form, or in connection with any reorganization used to effect such a conversion.

         (b) Upon the occurrence of an Event of Termination, on the Date of Termination, as defined in Section 9(b), the Company and/or its subsidiaries shall pay Executive, or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to one and one-half (1 1/2 ) times the sum of (i) Executive's Base Salary and (ii) the highest rate of bonus awarded to Executive during the prior two years. Payments hereunder shall be made in a lump sum within thirty (30) days (or if Code Section 409A is applicable, on the first day of the seventh full month) following Executive's termination of employment.

         (c) Upon the occurrence of an Event of Termination, the Company will cause to be continued, at Company's sole expense, life, medical, dental and disability coverage substantially identical to the coverage maintained by the Company and/or the Bank for Executive prior to his termination. Such coverage or payment shall continue for eighteen (18) months from the Date of Termination.

         (d)      Upon the occurrence of any Event of Termination, within sixty
(60) days (or, if Code Section 409A is applicable, on the first day of the seventh full month) following Executive's termination of employment with the Company, a lump sum payment in an amount equal to the excess, if any, of: (A) the present value of the benefits to which he would be entitled under the Company and/or the Bank's defined benefit pension plan (and any other defined benefit plan maintained by the Company and/or the Bank) if he had the additional years of service that he would have had if he had continued working for the Company for a thirty-six (36) month period following his termination earning the salary that would have been paid during the remaining unexpired term of this Agreement (assuming, if a Change in Control as defined in Section 4(a)(iii) has occurred, that the annual Base Salary under Section 3(a) continues for the remaining unexpired term of this Agreement), determined as if each such plan had continued in effect without change in accordance with its terms as of the day prior to his actual date of his termination and as if such benefits were payable beginning on the first day of the month coincident with or next following his actual date of his termination, over (B) the present value of the benefits to which he is actually entitled under the Company and/or the Bank's defined benefit


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pension plan (and any other defined benefit plan maintained by the Company and/or the Bank) as of the date of his termination, where such present values are to be determined using a discount rate of 6% and the mortality tables prescribed under Section 72 of the Internal Revenue Code of 1986 ("Code").

         (e) Notwithstanding the preceding paragraphs of this Section, in the event that the aggregate payments or benefits to be made or afforded to Executive under said paragraphs (the "Termination Benefits") would be deemed to include an "excess parachute payment" under Section 280G of the Code or any successor thereto, then such Termination Benefits will be reduced to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to the total amount of payments permissible under Section 280G of the Code or any successor thereto.

7.       TERMINATION UPON RETIREMENT, DISABILITY OR DEATH

         For purposes of this Agreement, termination by the Company of Executive's employment based on "Retirement" shall mean termination of Executive's employment by the Company upon attainment of age 65, or such later date as determined to by the Board of Directors of the Company. Upon termination of Executive's employment upon Retirement, Executive shall be entitled to all benefits under any retirement plan of the Company and other plans to which Executive is a party but shall not be entitled to the Termination Benefits specified in Section 6(b) through (d) hereof.

         In the event Executive is unable to perform his duties under this Agreement on a full-time basis for a period of six (6) consecutive months by reason of illness or other physical or mental disability ("Disability"), the Company may terminate this Agreement, provided that the Company shall continue to be obligated to pay Executive his Base Salary for the remaining term of the Agreement, or one year, whichever is the longer period of time, and provided further that any amounts actually paid to Executive pursuant to any disability insurance or other similar such program which the Company has provided or may provide on behalf of its employees or pursuant to any workman's or social security disability program shall reduce the compensation to be paid to Executive pursuant to this paragraph.

         In the event of Executive's death during the term of the Agreement, his estate, legal representatives or named beneficiaries (as directed by Executive in writing) shall be paid Executive's Base Salary as defined in Paragraph 3(a) at the rate in effect at the time Executive's death for a period of one (1) year from the date of Executive's death, and the Company will continue to provide medical and dental coverage for Executive's family for one (1) year after Executive's other benefits normally provided for an Executive's death.

8.       TERMINATION FOR JUST CAUSE

         In the event that employment hereunder is terminated by the Company for Just Cause, the Executive shall not be entitled to receive compensation or other benefits for any period after such termination, except as provided by law. The phrase "Just Cause" as used herein, shall exist when there has been a good faith determination by the Board that there shall have occurred one or more of the following events with respect to the Executive: (i) the conviction of the Executive of


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a felony or of any lesser criminal offense involving moral turpitude; (ii) the willful commission by the Executive of a criminal or other act that, in the judgment of the Board will likely cause substantial economic damage to the Company or the Bank or substantial injury to the business reputation of the Company or Bank; (iii) the commission by the Executive of an act of fraud in the performance of his duties on behalf of the Company or Bank; (iv) the continuing willful failure of the Executive to perform his duties to the Company or Bank (other than any such failure resulting from the Executive's incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the Executive by the Board; or (v) an order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of the Executive's employment by the Company. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Just Cause.Notwithstanding the foregoing, Just Cause shall not be deemed to exist unless there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to the Executive and an opportunity for the Executive to be heard before the Board), finding that in the good faith opinion of the Board the Executive was guilty of conduct described above and specifying the particulars thereof. Prior to holding a meeting at which the Board is to make a final determination whether Just Cause exists, if the Board determines in good faith at a meeting of the Board, by not less than a majority of its entire membership, that there is probable cause for it to find that the Executive was guilty of conduct constituting Just Cause as described above, the Board may suspend the Executive from his duties hereunder for a reasonable period of time not to exceed fourteen (14) days pending a further meeting at which the Executive shall be given the opportunity to be heard before the Board. For purposes of this subparagraph, no act or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith without reasonable believe that his action or omission was in the best interest of the Company and the Bank. Upon a finding of Just Cause, the Board shall deliver to the Executive a Notice of Termination, as more fully described in Section 9 below.

9.       NOTICE

         (a) Any purported termination by the Company or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

         (b) "Date of Termination" shall mean (A) if Executive's employment is terminated for Disability, thirty (30) days after a Notice of Termination is given (provided that he shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), and (B) if his employment is terminated for any other reason, the date specified in the Notice of Termination (which, except in the case of a termination for Just Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given). In the event of termination for Just Cause, termination shall be immediate upon the receipt of a Notice of Termination.


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         (c)      If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, except upon the voluntary termination by Executive in which case the Date of Termination shall be the date specified in the Notice, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, except in the event of termination for Just Cause, the Bank will continue to pay Executive his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Salary) and continue Executive as a participant in all compensation, benefit and insurance plans in which he was participating when the notice of dispute was given, until the dispute is finally resolved in accordance with this Agreement, provided such dispute is resolved within the term of this Agreement. If such dispute is not resolved within the term of the Agreement, the Bank shall not be obligated, upon final resolution of such dispute, to pay Executive compensation and other payments accruing beyond the term of the Agreement. Amounts paid under this Section following Notice of Termination shall be offset against or reduce any other amounts due under this Agreement.

10.      POST-TERMINATION OBLIGATIONS

         (a) All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with paragraph (b) of this Section during the term of this Agreement and for one (1) full year after the expiration or termination hereof.

         (b) Executive shall, upon reasonable notice, furnish such information and assistance to the Bank as may reasonably be required by the Bank in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

11.      NON-COMPETITION

         (a) Upon any termination of Executive's employment hereunder, other than a termination (whether voluntary or involuntary) following a Change in Control, as a result of which the Company is paying Executive benefits under
Section 6 of this Agreement, Executive agrees not to compete with the Bank and/or the Company for a period of one (1) year following such termination within twenty-five (25) miles of any existing branch of the Bank or any subsidiary of the Company or within twenty-five (25) miles of any office for which the Bank, the Company or a Bank subsidiary of the Company has filed an application for regulatory approval to establish an office, determined as of the effective date of such termination, except as agreed to pursuant to a resolution duly adopted by the Board. Executive agrees that during such period and within said area, cities, towns and counties, Executive shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of the Bank and/or the Company. The parties hereto, recognizing that irreparable injury will result to the Bank and/or the Company, its business and property in the event of Executive's breach of this Subsection 11(a) agree that in


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the event of any such breach by Executive, the Bank and/or the Company will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Executive, Executive's partners, agents, servants, employers, employees and all persons acting for or with Executive. Executive represents and admits that Executive's experience and capabilities are such that Executive can obtain employment in a business engaged in other lines and/or of a different nature than the Bank and/or the Company, and that the enforcement of a remedy by way of injunction will not prevent Executive from earning a livelihood. Nothing herein will be construed as prohibiting the Bank and/or the Company from pursuing any other remedies available to the Bank and/or the Company for such breach or threatened breach, including the recovery of damages from Executive.

         (b) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Company and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Company. Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Company or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever (except for such disclosure as may be required to be provided to any federal banking agency with jurisdiction over the Company or Executive). Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Company, and Executive may disclose any information regarding the Bank or the Company which is otherwise publicly available. In the event of a breach or threatened breach by Executive of the provisions of this Section, the Company will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Company or affiliates thereof, or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from Executive.

12.      SOURCE OF PAYMENTS; NO DUPLICATION OF PAYMENTS

         (a) All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Company.

         (b) Notwithstanding any provision herein to the contrary, to the extent that payments and benefits, as provided by this Agreement, are paid to or received by Executive from the Bank, such compensation payments and benefits paid by the Bank will be subtracted from any amount due Executive under this Agreement. Payments pursuant to this Agreement shall be paid by the Company and/or the Bank and shall be allocated in proportion to the level of activity and the time expended on such activities by Executive as determined by the Company and the Bank on a quarterly basis.


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13.      NO EFFECT EMPLOYEE BENEFITS PLANS OR PROGRAMS

         The termination of Executive's employment during the term of this Agreement or thereafter, whether by the Company or by Executive, shall have no effect on the vested rights of Executive under the Company's or the Bank's qualified or non-qualified retirement, pension, savings, thrift, profit-sharing or stock bonus plans, group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans, or other employee benefit plans or programs, or compensation plans or programs in which Executive was a participant.

14.      REQUIRED REGULATORY PROVISIONS

         (a) Notwithstanding anything herein contained to the contrary, any payments to Executive by the Company, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1828(k), and the regulations promulgated thereunder in 12 C.F.R. Part 359.

         (b) The Company may terminate the Executive's employment at any time and for any reason, but any termination by the Company, other than Termination for Cause, shall not prejudice Executive's right to compensation or other benefits under this Agreement.

15.      NO ATTACHMENT

         (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

         (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Bank and their respective successors and assigns.

16.      ENTIRE AGREEMENT; MODIFICATION AND WAIVER

         (a) This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

         (b) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

         (c) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.


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

17.      SEVERABILITY

         If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

18.      HEADINGS FOR REFERENCE ONLY

         The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

19.      GOVERNING LAW

         This Agreement shall be governed by the laws of the State of Delaware but only to the extent not superseded by federal law.

20.      ARBITRATION

         Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators, one of whom shall be selected by the Company, one of whom shall be selected by Executive and the third of whom shall be selected by the other two arbitrators. The panel shall sit in a location within fifty (50) miles from the location of the Company, in accordance with the rules of the Judicial Mediation and Arbitration Systems (JAMS) then in effect. Judgment may be entered on the arbitrators award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

21.      PAYMENT OF LEGAL FEES

         All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Company, provided that the dispute or interpretation has been settled by Executive and the Company or resolved in Executive's favor.

22.      INDEMNIFICATION

         During the term of this Agreement, the Company shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors and officers liability insurance policy at its expense, and shall indemnify Executive (and his heirs, executors and administrators) to the fullest extent permitted under Delaware law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Company (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys fees and the cost of reasonable settlements (such settlements must be approved by the Board of Directors of the Company). If such action, suit or proceeding is brought against Executive in his capacity as an officer or director of the Company, however, such indemnification shall not extend to matters as to which Executive is finally adjudged to be liable for willful misconduct in the performance of his duties.

23.      SUCCESSOR TO THE COMPANY

         The Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank or the Company, expressly and unconditionally to assume and agree to perform the Company's obligations under this Agreement, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place.

                            [SIGNATURE PAGE FOLLOWS]

                                   SIGNATURES

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and Executive has signed this Agreement, on the day and date first above written.

ATTEST:                                      INVESTORS BANCORP, INC.



                                             By:
---------------------------                     --------------------------------
Secretary


WITNESS:                                     EXECUTIVE:



                                             By:
---------------------------                     --------------------------------

                           [FORM OF 3 YEAR AGREEMENT]

                             INVESTORS BANCORP, INC.

                              EMPLOYMENT AGREEMENT
                                       FOR

                    ----------------------------------------

         This Agreement is made effective as of the ____ day of _____________, 2005 by and between Investors Bancorp, Inc., a Delaware corporation (the "Company"), with its principal administrative office at 101 JFK Parkway, Short Hills, New Jersey 07078, and _________________ ("Executive").

         WHEREAS, Executive is currently employed as the ____________________________ of the Company, which owns 100% of the Common Stock of Investors Savings Bank, a New Jersey chartered stock savings bank (the "Bank"); and

         WHEREAS, in consideration of Executive's outstanding service to the Company, the Company desires to assure the continued services of Executive pursuant to the terms of this Agreement; and

         WHEREAS, the Company also wishes to provide Executive with certain protections and benefits in the event of a Change in Control of the Company or the Bank, as provided in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Company and Executive hereby agree as follows:

1.       POSITION AND RESPONSIBILITIES

         During the period of his employment hereunder, Executive agrees to serve as ___________________________ of the Company. During said period, Executive also agrees to serve, if elected, as an officer and director of any subsidiary or affiliate of the Company. Failure to reelect Executive as _______________________ without the consent of Executive during the term of this Agreement shall constitute a breach of this Agreement.

2.       TERMS AND DUTIES

         (a) The period of Executive's employment under this Agreement shall begin as of the date first above written and shall continue for thirty-six
(36) full calendar months thereafter. Commencing no later than December 31, 2006, and continuing no later than December 31st of each year thereafter (the "Anniversary Date"), this Agreement shall renew for an additional year such that the remaining term shall be three (3) years unless written notice of non-renewal ("Non-Renewal Notice") is provided to Executive at least thirty (30) days and not more than sixty (60) days prior to any such Anniversary Date, that this Agreement shall terminate at the end of thirty-six (36) months following such Anniversary Date. Prior to each notice period for non-renewal, the disinterested members of the Board of Directors of the Company ("Board") will conduct a comprehensive performance evaluation and review of Executive for purposes of determining whether to extend the Agreement, and the results thereof shall be included in the minutes of the Board's meeting.

         (b) During the period of his employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall faithfully perform his duties hereunder including activities and services related to the organization, operation and management of the Company.

3.       COMPENSATION AND REIMBURSEMENT

         (a) The compensation specified under this Agreement shall constitute the salary and benefits paid for the duties described in Section 2(b). In consideration of the services to be rendered by Executive hereunder, the Company and/or its subsidiaries shall pay Executive as compensation a salary of not less than __________________________ ($_______.00) per year ("Base
Salary"). Such Base Salary shall be payable bi-weekly, or in accordance with the Company's normal payroll practices. During the period of this Agreement, Executive's Base Salary shall be reviewed at least annually; the first such review will be made no later than December 31 of each year during the term of this Agreement and shall be effective from the first day of the next calendar year. Such review shall be conducted by a Committee designated by the Board of Directors of the Company and the Board of Directors of the Bank (collectively the "Boards"), and the Boards may increase, but not decrease, Executive's Base Salary (any increase in Base Salary shall become the "Base Salary" for purposes of this Agreement). In addition to the Base Salary provided in this Section 3(a), the Company and/or its subsidiaries shall provide Executive at no cost to Executive with all such other benefits as are provided uniformly to permanent full-time employees of the Company and/or its subsidiaries.

         (b) The Company and/or its subsidiaries will provide Executive with employee h benefit plans, arrangements and perquisites substantially equivalent to those in which Executive was participating or otherwise deriving benefit from immediately prior to the beginning of the term of this Agreement, and the Company and/or its subsidiaries will not, without Executive's prior written consent, make any changes in such plans, arrangements or perquisites which would adversely affect Executive's rights or benefits thereunder. Without limiting the generality of the foregoing provisions of this Section 3(b), Executive will be entitled to participate in or receive benefits under any employee benefit plans including but not limited to, retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, health-and-accident plans, medical coverage or any other employee benefit plan or arrangement made available by the Company and/or its subsidiaries in the future to its senior executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Executive will be entitled to incentive compensation and bonuses as provided in any plan of the Company and/or its subsidiaries in which Executive is eligible to participate (and he shall be entitled to a pro rata distribution under any incentive compensation or bonus plan as to any year in which a termination of employment occurs, other than termination for Just Cause). Nothing paid to Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which Executive is entitled under this Agreement.

         (c) In addition to the Base Salary provided for by paragraph (a) of this Section 3, the Company and/or its subsidiaries shall pay or reimburse Executive for all reasonable travel and other reasonable expenses incurred by Executive in performing his obligations under this Agreement and may provide such additional compensation in such form and such amounts as the Board may from time to time determine.

4.       OUTSIDE ACTIVITIES

         Executive may serve as a member of the board of directors of business, community and charitable organizations subject to the approval of the Board, provided that in each case such service shall not materially interfere with the performance of his duties under this Agreement or present any conflict of interest. Such service to and participation in outside organizations shall be presumed for these purposes to be for the benefit of the Company, and the Company shall reimburse Executive his reasonable expenses associated therewith.

5.       WORKING FACILITIES AND EXPENSES

         Executive's principal place of employment shall be the Company's principal executive offices. The Company shall provide Executive, at his principal place of employment, with a private office, stenographic services and other support services and facilities suitable to his position with the Company and necessary or appropriate in connection with the performance of his duties under this Agreement. The Company and/or its subsidiaries shall provide Executive with an automobile suitable to the position of ____________________________ of the Company, and such automobile may be used by Executive in carrying out his duties under this Agreement and for his personal use such as commuting between his residence and his principal place of employment. The Company shall reimburse Executive for the cost of maintenance, use and servicing of such automobile. The Company shall reimburse Executive for his ordinary and necessary business expenses incurred in connection with the performance of his duties under this Agreement, including, without limitation, fees for memberships in such clubs and organizations that Executive and the Board mutually agree are necessary and appropriate to further the business of the Company, and travel and reasonable entertainment expenses. Reimbursement of such expenses shall be made upon presentation to the Company of an itemized account of the expenses in such form as the Company may reasonably require.

6.       PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION

         (a) The provisions of this Section 6 shall apply upon the occurrence of an Event of Termination (as herein defined) during Executive's term of employment under this Agreement. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following:

                  (i) the termination by the Company or the Bank of Executive's full-time employment hereunder for any reason other than (A) Disability (as defined in Section 7) or Retirement (as defined in Section 7 below), or (B) termination for Just Cause (as defined in Section 8 below); or

                  (ii) Executive's resignation from the Bank's employ, upon any

                           (A) failure to elect or reelect or to appoint or reappoint Executive as____________________,

                           (B) material change in Executive's functions, duties, or responsibilities, which change would cause Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in Section 1, above,

                           (C) liquidation or dissolution of the Company or the Bank other than liquidations or dissolutions that are caused by reorganizations that do not affect the status of Executive, or

                           (D) material breach of this Agreement by the Company.

Upon the occurrence of any event described in clauses (ii) (A), (B), (C)or (D), above, Executive shall have the right to elect to terminate his employment under this Agreement by resignation upon sixty (60) days prior written notice given within a reasonable period of time not to exceed four calendar months after the initial event giving rise to said right to elect. Notwithstanding the preceding sentence, in the event of a continuing breach of this Agreement by the Company, Executive, after giving due notice within the prescribed time frame of an initial event specified above, shall not waive any of his rights solely under this Agreement and this Section by virtue of the fact that Executive has submitted his resignation but has remained in the employment of the Company and is engaged in good faith discussions to resolve any occurrence of an event described in clauses (A), (B), (C) or (D) above.

                  (iii) The termination of Executive's employment by the Company, or the Executive's voluntary resignation from the Company's employ, at any time following a Change in Control during the term of this Agreement. For these purposes, a Change in Control of the Company or the Bank shall mean a change in control of a nature that: (i) would be required to be reported in response to Item 5.01 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Bank Holding Company Act, as amended, and applicable rules and regulations promulgated thereunder (collectively, the "BHCA") as in effect at the time of the Change in Control; or
                           (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of Company's outstanding securities, except for any securities purchased by the Bank's employee stock ownership plan or trust; or
                           (b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction in which the Bank or Company is not the surviving institution occurs or is implemented; or (d) a proxy statement soliciting proxies from stockholders of the Company is distributed, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan are exchanged for or converted into cash or property or securities not issued by the Company; or (e) a tender offer is made for 25% or more of the voting securities of the Company and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror. Notwithstanding anything in this subsection to the contrary, a Change in Control shall not be deemed to have occurred upon the conversion of the Company's mutual holding company parent to stock form, or in connection with any reorganization used to effect such a conversion.

         (b) Upon the occurrence of an Event of Termination, on the Date of Termination, as defined in Section 9(b), the Company and/or its subsidiaries shall pay Executive, or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to three (3) times the sum of (i) Base Salary and (ii) the highest rate of bonus awarded to Executive during the prior three years. Payments hereunder shall be made in a lump sum within thirty (30) days (or if Code Section 409A is applicable, on the first day of the seventh full month) following Executive's termination of employment.

         (c) Upon the occurrence of an Event of Termination, the Company will cause to be continued, at Company's sole expense, life, medical, dental and disability coverage substantially identical to the coverage maintained by the Company and/or the Bank for Executive prior to his termination. Such coverage or payment shall continue for thirty-six (36) months from the Date of Termination.

         (d)      Upon the occurrence of any Event of Termination, within sixty
(60) days (or, if Code Section 409A is applicable, on the first day of the seventh full month) following Executive's termination of employment with the Company, a lump sum payment in an amount equal to the excess, if any, of: (A) the present value of the benefits to which he would be entitled under the Company and/or the Bank's defined benefit pension plan (and any other defined benefit plan maintained by the Company and/or the Bank) if he had the additional years of service that he would have had if he had continued working for the Company for a thirty-six (36) month period following his termination earning the salary that would have been paid during the remaining unexpired term of this Agreement (assuming, if a Change in Control as defined in Section 4(a)(iii) has occurred, that the annual Base Salary under Section 3(a) continues for the remaining unexpired term of this Agreement), determined as if each such plan had continued in effect without change in accordance with its terms as of the day prior to his actual date of his termination and as if such benefits were payable beginning on the first day of the month coincident with or next following his actual date of his termination, over (B) the present value of the benefits to which he is actually entitled under the Company and/or the Bank's defined benefit pension plan ( and any other defined benefit plan maintained by the Company and/or the Bank) as of the date of his termination, where such present values are to be determined using a discount rate of 6% and the mortality tables prescribed under Section 72 of the Internal Revenue Code of 1986 ("Code").

7.       TERMINATION UPON RETIREMENT, DISABILITY OR DEATH

         For purposes of this Agreement, termination by the Company of Executive's employment based on "Retirement" shall mean termination of Executive's employment by the Company upon attainment of age 65, or such later date as determined to by the Board of Directors of the Company. Upon termination of Executive's employment upon Retirement, Executive shall be entitled to all benefits under any retirement plan of the Company and other plans to which Executive is a party but shall not be entitled to the Termination Benefits specified in Section 6(b) through (d) hereof.

         In the event Executive is unable to perform his duties under this Agreement on a full-time basis for a period of six (6) consecutive months by reason of illness or other physical or mental disability ("Disability"), the Company may terminate this Agreement, provided that the Company shall continue to be obligated to pay Executive his Base Salary for the remaining term of the Agreement, or one year, whichever is the longer period of time, and provided further that any amounts actually paid to Executive pursuant to any disability insurance or other similar such program which the Company has provided or may provide on behalf of its employees or pursuant to any workman's or social security disability program shall reduce the compensation to be paid to Executive pursuant to this paragraph.

         In the event of Executive's death during the term of the Agreement, his estate, legal representatives or named beneficiaries (as directed by Executive in writing) shall be paid Executive's Base Salary as defined in Paragraph 3(a) at the rate in effect at the time Executive's death for a period of one (1) year from the date of Executive's death, and the Company will continue to provide medical and dental coverage for Executive's family for one (1) year after Executive's death.

8.       TERMINATION FOR JUST CAUSE

         In the event that employment hereunder is terminated by the Company for Just Cause, the Executive shall not be entitled to receive compensation or other benefits for any period after such termination, except as provided by law. The phrase "Just Cause" as used herein, shall exist when there has been a good faith determination by the Board that there shall have occurred one or more of the following events with respect to the Executive: (i) the conviction of the Executive of a felony or of any lesser criminal offense involving moral turpitude; (ii) the willful commission by the Executive of a criminal or other act that, in the judgment of the Board will likely cause substantial economic damage to the Company or the Bank or substantial injury to the business reputation of the Company or Bank; (iii) the commission by the Executive of an act of fraud in the performance of his duties on behalf of the Company or Bank; (iv) the continuing willful failure of the Executive to perform his duties to the Company or Bank (other than any such failure resulting from the Executive's incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the Executive by the Board; or (v) an order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of the Executive's employment by the Company. Notwithstanding the foregoing, Just Cause shall not be deemed to exist unless there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to the Executive and an opportunity for the Executive to be heard before the Board), finding that in the good faith opinion of the Board the Executive was guilty of conduct described above and specifying the particulars thereof. Prior to holding a meeting at which the Board is to make a final determination whether Just Cause exists, if the Board determines in good faith at a meeting of the Board, by not less than a majority of its entire membership, that there is probable cause for it to find that the Executive was guilty of conduct constituting Just Cause as described above, the Board may suspend the Executive from his duties hereunder for a reasonable period of time not to exceed fourteen (14) days pending a further meeting at which the Executive shall be given the opportunity to be heard before the Board. For purposes of this subparagraph, no act or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith without reasonable believe that his action or omission was in the best interest of the Company and the Bank. Upon a finding of Just Cause, the Board shall deliver to the Executive a Notice of Termination, as more fully described in Section 9 below.

9.       NOTICE

         (a) Any purported termination by the Company or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

         (b) "Date of Termination" shall mean (A) if Executive's employment is terminated for Disability, thirty (30) days after a Notice of Termination is given (provided that he shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), and (B) if his employment is terminated for any other reason, the date specified in the Notice of Termination (which, except in the case of a termination for Just Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given). In the event of termination for Just Cause, termination shall be immediate upon the receipt of a Notice of Termination.

         (c) If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, except upon the voluntary termination by Executive in which case the Date of Termination shall be the date specified in the Notice, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, except in the event of termination for Just Cause, the Bank will continue to pay Executive his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Salary) and continue Executive as a participant in all compensation, benefit and insurance plans in which he was participating when the notice of dispute was given, until the dispute is finally resolved in accordance with this Agreement, provided such dispute is resolved within the term of this Agreement. If such dispute is not resolved within the term of the Agreement, the Bank shall not be obligated, upon final resolution of such dispute, to pay Executive compensation and other payments accruing beyond the term of the Agreement. Amounts paid under this Section following Notice of Termination shall be offset against or reduce any other amounts due under this Agreement.

10.      POST-TERMINATION OBLIGATIONS

         (a) All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with paragraph (b) of this Section during the term of this Agreement and for one (1) full year after the expiration or termination hereof.

         (b) Executive shall, upon reasonable notice, furnish such information and assistance to the Bank as may reasonably be required by the Bank in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

11.      ADDITIONAL PAYMENTS RELATED TO A CHANGE IN CONTROL

         (a) Upon the occurrence of an Event of Termination, Executive shall be entitled to receive an amount payable by the Company as set forth herein, reduced by any such payments actually made by the Bank.

         (b) In addition, in each calendar year that Executive is entitled to receive payments or benefits under the provisions of the this Agreement and/or a Company or Bank sponsored employee benefit plan, the independent accountants of the Company shall determine if an excess parachute payment (as defined in Section 4999 of the Code) exists. Such determination shall be made after taking into account any reductions permitted pursuant to Section 280G of the Code and the regulations thereunder. Any amount determined to be an excess parachute payment after taking into account such reductions shall be hereafter referred to as the "Initial Excess Parachute Payment." As soon as practicable after a Change in Control, the Initial Excess Parachute Payment shall be determined. For purposes of this determination, Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income tax (including, but not limited to, the Alternative Minimum Tax under Code Sections 55-59, if applicable) and state and local income tax, if applicable, at the highest marginal rate of taxation in the state and locality of Executive's residence on the date such payment is payable, net of the maximum reduction in the federal income taxes which could be obtained from any available deduction of such state and local taxes. Any determination by the independent accountants shall be binding on the Company and Executive. Within five (5) days after such determination, the Company shall pay Executive, subject to applicable withholding requirements under applicable state or federal law an amount equal to:

                  (i) twenty percent (20%) of the Initial Excess Parachute Payment (or such other amount equal to the tax imposed under Section 4999 of the Code), and

                  (ii) such additional amount (tax allowance) as may be necessary to compensate Executive for the payment by Executive of state and federal income and excise taxes on the payment provided under paragraph (b)(i) above and on any payments under this paragraph
                           (b)(ii). In computing such tax allowance, the payment to be made under paragraph (b)(i) shall be multiplied by the "gross up percentage" ("GUP"). The GUP shall be determined as follows:

                                                      Tax Rate
                                            GUP = ---------------
                                                    1- Tax Rate

The Tax Rate for purposes of computing the GUP shall be the highest marginal federal and state income and employment-related tax rate, including any applicable excise tax rate, applicable to Executive in the year in which the payment under paragraph (b)(i) is made.

         (c) Notwithstanding the foregoing, if it shall subsequently be determined in a final judicial determination or a final administrative settlement to which Executive is a party that the excess parachute payment as defined in Section 4999 of the Code, reduced as described above, is different from the Initial Excess Parachute Payment (such different amount being hereafter referred to as the "Determinative Excess Parachute Payment") then the Company's independent accountants shall determine the amount (the "Adjustment Amount") Executive must pay to the Company or the Company must pay to Executive in order to put Executive (or the Company, as the case may be) in the same position as Executive (or the Company, as the case may be) would have been if the Initial Excess Parachute Payment had been equal to the Determinative Excess Parachute Payment. In determining the Adjustment Amount, the independent accountants shall take into account any and all taxes (including any penalties and interest) paid by or for Executive or refunded to Executive or for Executive's benefit. As soon as practicable after the Adjustment Amount has been so determined, the Company shall pay the Adjustment Amount to Executive or Executive shall repay the Adjustment Amount to the Company, as the case may be. The purpose of this paragraph is to assure that (i) Executive is not reimbursed more for the golden parachute excise tax than is necessary to make him whole, and (ii) if it is subsequently determined that additional golden parachute excise tax is owed by him, additional reimbursement payments will be made to him to make him whole for the additional excise tax.

         (d) In each calendar year that Executive receives payments or benefits under this Agreement and/or a Company or Bank sponsored employee benefit plan, Executive shall report on his state and federal income tax returns such information as is consistent with the determination made by the independent accountants of the Company as described above. The Company shall indemnify and hold Executive harmless from any and all losses, costs and expenses (including without limitation, reasonable attorney's fees, interest, fines and penalties) that Executive incurs as a result of so reporting such information. Executive shall promptly notify the Company in writing whenever Executive receives notice of the institution of a judicial or administrative proceeding, formal or informal, in which the federal tax treatment under Section 4999 of the Code of any amount paid or payable under this Section is being reviewed or is in dispute. The Company shall assume control at its expense over all legal and accounting matters pertaining to such federal tax treatment (except to the extent necessary or appropriate for Executive to resolve any such proceeding with respect to any matter unrelated to amounts paid or payable pursuant to this Agreement). Executive shall cooperate fully with the Company in any such proceeding. Executive shall not enter into any compromise or settlement or otherwise prejudice any rights the Company may have in connection therewith without prior consent of the Company.

12.      NON-COMPETITION

         (a) Upon any termination of Executive's employment hereunder, other than a termination (whether voluntary or involuntary) following a Change in Control), as a result of which the Company is paying Executive benefits under
Section 6 of this Agreement, Executive agrees not to compete with the Bank and/or the Company for a period of one (1) year following such termination within twenty-five (25) miles of any existing branch of the Bank or any subsidiary of the Company or within twenty-five (25) miles of any office for which the Bank, the Company or a Bank subsidiary of the Company has filed an application for regulatory approval to establish an office, determined as of the effective date of such termination, except as agreed to pursuant to a resolution duly adopted by the Board. Executive agrees that during such period and within said area, cities, towns and counties, Executive shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of the Bank and/or the Company. The parties hereto, recognizing that irreparable injury will result to the Bank and/or the Company, its business and property in the event of Executive's breach of this Subsection 12(a) agree that in the event of any such breach by Executive, the Bank and/or the Company will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Executive, Executive's partners, agents, servants, employers, employees and all persons acting for or with Executive. Executive represents and admits that Executive's experience and capabilities are such that Executive can obtain employment in a business engaged in other lines and/or of a different nature than the Bank and/or the Company, and that the enforcement of a remedy by way of injunction will not prevent Executive from earning a livelihood. Nothing herein will be construed as prohibiting the Bank and/or the Company from pursuing any other remedies available to the Bank and/or the Company for such breach or threatened breach, including the recovery of damages from Executive.

         (b) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Company and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Company. Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Company or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever (except for such disclosure as may be required to be provided to any federal banking agency with jurisdiction over the Company or Executive). Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Company, and Executive may disclose any information regarding the Bank or the Company which is otherwise publicly available. In the event of a breach or threatened breach by Executive of the provisions of this Section, the Company will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Company or affiliates thereof, or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from Executive.

13.      SOURCE OF PAYMENTS; NO DUPLICATION OF PAYMENTS

         (a) All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Company.

         (b) Notwithstanding any provision herein to the contrary, to the extent that payments and benefits, as provided by this Agreement, are paid to or received by Executive from the Bank, such compensation payments and benefits paid by the Bank will be subtracted from any amount due Executive under this Agreement. Payments pursuant to this Agreement shall be paid by the Company and/or the Bank and shall be allocated in proportion to the level of activity and the time expended on such activities by Executive as determined by the Company and the Bank on a quarterly basis.

14.      NO EFFECT EMPLOYEE BENEFITS PLANS OR PROGRAMS

         The termination of Executive's employment during the term of this Agreement or thereafter, whether by the Company or by Executive, shall have no effect on the vested rights of Executive under the Company's or the Bank's qualified or non-qualified retirement, pension, savings, thrift, profit-sharing or stock bonus plans, group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans, or other employee benefit plans or programs, or compensation plans or programs in which Executive was a participant.

15.      REQUIRED REGULATORY PROVISIONS

         (a) Notwithstanding anything herein contained to the contrary, any payments to Executive by the Company, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1828(k), and the regulations promulgated thereunder in 12 C.F.R. Part 359.

         (b) The Company may terminate the Executive's employment at any time and for any reason, but any termination by the Company, other than Termination for Cause, shall not prejudice Executive's right to compensation or other benefits under this Agreement.

16.      NO ATTACHMENT

         (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

         (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Bank and their respective successors and assigns.

17.      ENTIRE AGREEMENT; MODIFICATION AND WAIVER

         (a) This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supercedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

         (b) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

         (c) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

18.      SEVERABILITY

         If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

19.      HEADINGS FOR REFERENCE ONLY

         The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

20.      GOVERNING LAW

         This Agreement shall be governed by the laws of the State of Delaware but only to the extent not superseded by federal law.

21.      ARBITRATION

         Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators, one of whom shall be selected by the Company, one of whom shall be selected by Executive and the third of whom shall be selected by the other two arbitrators. The panel shall sit in a location within fifty (50) miles from the location of the Company, in accordance with the rules of the Judicial Mediation and Arbitration Systems (JAMS) then in effect. Judgment may be entered on the arbitrators award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

22.      PAYMENT OF LEGAL FEES

         All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Company, provided that the dispute or interpretation has been settled by Executive and the Company or resolved in Executive's favor.

23.      INDEMNIFICATION

         During the term of this Agreement, the Company shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors and officers liability insurance policy at its expense, and shall indemnify Executive (and his heirs, executors and administrators) to the fullest extent permitted under Delaware law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Company (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys fees and the cost of reasonable settlements (such settlements must be approved by the Board of Directors of the Company). If such action, suit or proceeding is brought against Executive in his capacity as an officer or director of the Company, however, such indemnification shall not extend to matters as to which Executive is finally adjudged to be liable for willful misconduct in the performance of his duties.

24.      SUCCESSOR TO THE COMPANY

         The Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank or the Company, expressly and unconditionally to assume and agree to perform the Company's obligations under this Agreement, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place.


                            [SIGNATURE PAGE FOLLOWS]

                                   SIGNATURES

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and Executive has signed this Agreement, on the day and date first above written.

ATTEST:                                    INVESTORS BANCORP, INC.



                                           By:
---------------------------------             ---------------------------------
Secretary


WITNESS:                                   EXECUTIVE:



                                           By:
---------------------------------             ---------------------------------


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